Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL

OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John H. Schweitzer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Annual Report on Form 10-K of Atlantic Resources Inc. (the “Company”) for the fiscal year ended July 31, 2011 (the “Report”) fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date:   November 11, 2011

/s/ John H. Schweitzer

John H. Schweitzer,

Chief Executive Officer (Principal Executive Officer)

and Chief Financial Officer (Principal Accounting Officer)